UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On May 31, 2005, Dickie Walker Marine, Inc. issued a press release announcing that, on May 26, 2005, it received a letter from The Nasdaq Stock Market which stated that the company is not in compliance with the $2,500,000 minimum stockholders’ equity requirement for continued listing, as required by Marketplace Rule 4310(c)(2)(B), and is subject to delisting on June 3, 2005. The company today filed its request for a hearing before Nasdaq’s Listing Qualifications Panel to appeal the delisting determination. The company will ask the Listing Qualifications Panel to stay delisting until closing of the proposed acquisition of Intelligent Energy Holdings and believes it will satisfy the criteria necessary for listing on The Nasdaq SmallCap Market once the proposed acquisition is completed, as discussed in the press release dated May 31, 2005, a copy of which is attached as Exhibit 99. Dickie Walker Marine’s securities will continue to be listed on The Nasdaq SmallCap Market pending the decision of the Listing Qualifications Panel.

Item 9.01 — Financial Statements and Exhibits

c)	Exhibits:

Exhibit Number	Description
99	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: May 31, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President
(Duly Authorized Officer)